U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 31, 2005
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                                GREATBATCH, INC.
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             (Exact name of registrant as specified in its charter)


       1-16137                           16-1531026              Delaware
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(State or other jurisdiction of    (Commission File Number)   (IRS Employer
        incorporation)                                      Identification No.)



     9645 Wehrle Drive, Clarence, New York                  14031
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    (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (716) 759-5600
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                                 Not Applicable
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            (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
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


Item 1.01.  Entry into a Material Definitive Agreement

On June 1, 2005, Greatbatch, Inc. (the "Company") amended its Senior Secured Credit Facility, which includes changes to the underlying covenants. The amended three-year facility replaces the old $20.0 million revolving credit facility with a new $50.0 million Revolving Credit Facility ("new revolver"), which contains a $10.0 million sub-limit for the issuance of commercial or standby letters of credit. The new revolver is secured by the Company's non-realty assets including cash, accounts and notes receivable, and inventories. The new revolver requires the Company to comply with two quarterly financial covenants, as defined. The first relates to the ratio of consolidated net earnings or loss before interest, taxes, depreciation, and amortization ("EBITDA") to Fixed Charges. The second is a Leverage ratio, which is calculated based on the ratio of Consolidated Funded Debt less Cash, Cash Equivalent Investments and Short-Term Investments to Consolidated EBITDA. Interest rates under the new Facility vary with the Company's leverage. The Company is required to pay a commitment fee of between .125% and .250% per annum on the unused portion of the revolving line of credit based on the Company's leverage.

Upon an event of default, the lenders may terminate the new revolver and declare amounts then outstanding immediately due and payable in whole or in part. These events of default include, among others: the failure to pay any principal or interest when due and payable under the new revolver; any representation or warranty made under the new revolver proves to have been incorrect when made or deemed made; the failure to observe certain covenants, conditions or agreements under the new revolver; a petition seeking liquidation, reorganization or other relief is filed; an event or condition occurs which at the time results in indebtedness of one million dollars or more becoming due and payable prior to its scheduled maturity; one or more judgments for the payment of money in an aggregate amount in excess of applicable insurance coverage of one million dollars or more is rendered; the failure of any guarantor to observe or perform any applicable covenant, condition or agreement under the new revolver; and, a change of control occurs.

The Company intends to file a copy of the Agreement with its Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2005.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 above is hereby incorporated by reference into this item.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: June 6, 2005                      GREATBATCH, INC.


                                         By: /s/ Lawrence P. Reinhold
                                             -----------------------------------
                                             Executive Vice President and
                                             Chief Financial Officer